Exhibit 1

AGREEMENT TO FILE JOINT ACQUISITION STATEMENTS

AGREEMENT made this 6th day of FEBRUARY, 2012 by and between Delaware Investments Family of Funds listed on Annex A hereto, Delaware Management Business Trust, Delaware Management Holdings, Inc, and the Macquarie Parties listed on Annex B hereto (collectively referred to as the “parties”).

WHEREAS, the parties hereto may be deemed to be the direct or indirect beneficial owners of the same equity securities for the purpose of the reporting requirements of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and

WHEREAS, the regulations promulgated under Section 13(d) of the Exchange Act permit the joining of such beneficial owners in the filing of a single Joint Acquisition Statement reporting such ownership to the Securities and Exchange Commission.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1. In the event that any two or more parties shall be deemed to be the direct or indirect beneficial owners of the same equity security required to be reported to the Securities and Exchange Commission such parties may join together in the filing of a Joint Acquisition Statement with respect to that security. Additional persons who may after the date hereof be deemed to be the direct or indirect beneficial owners of the same equity security as a party hereto and required to be reported to the Securities and Exchange Commission (a “New Party”) may be added as a party this agreement by signing a counterpart hereof. An amendment to this agreement is deemed effective upon the signature of such new party and the amendment of the applicable Annex which may be affixed to this agreement as amended. Each party hereto agrees that this agreement, as it may be amended from time to time as provided herein, is a valid and binding agreement of each such party.

2. With respect to each Joint Acquisition Statement in which a party joins, each party acknowledges that (a) it will be eligible under applicable regulations of the Securities and Exchange Commission to join in the filing and (b) it will be responsible for the timely filing of such statement and any amendments thereto and the completeness and accuracy of the information concerning such party; but each such party shall not be responsible for the completeness and accuracy of the information concerning the other parties making the filing, unless such party knows or has reason to believe that such information with respect to such other parties is inaccurate.

3. The parties consent to the inclusion of a copy of this agreement as an exhibit to any Joint Acquisition Statement filed on behalf of any of them.

IN WITNESS WHEREOF, the parties hereto have executed this agreement by their duly authorized officers as of the date set forth above.

DELAWARE INVESTMENTS FAMILY OF FUNDS (listed on Annex A hereto)

ATTEST BY:

/s/ Brian L. Murray	/s/ David P. O’Connor
Signature	Signature

Brian L. Murray Chief Compliance Officer	David P/ O’Connor General Counsel

DELAWARE MANAGEMENT BUSINESS TRUST

/s/ Brian L. Murray	/s/ David P. O’Connor
Signature	Signature

Brian L. Murray Chief Compliance Officer	David P/ O’Connor General Counsel

DELAWARE MANAGEMENT HOLDINGS, INC.

/s/ Brian L. Murray	/s/ David P. O’Connor
Signature	Signature

Brian L. Murray Chief Compliance Officer	David P/ O’Connor General Counsel

THE MACQUARIE PARTIES (LISTED ON ANNEX B HERETO)

ATTEST BY:

/s/ Gus Wong	/s/ Heidi Mortensen
Signature	Signature

Gus Wong Attorney-in-Fact	Heidi Mortensen Attorney-in-Fact

JOINT FILING AGREEMENT AMENDMENT

Macquarie Americas Corp. may be deemed to be a direct or indirect beneficial owner of the same equity securities for the purpose of the reporting requirements of Section 13(d) of the Securities Exchange Act of 1934, as amended, as the parties to the Joint Filing Agreement dated February 6th, 2012 and hereby agree to become a Macquarie party thereto by execution of the below counterpart to such agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement by their duly authorized officers on March 2, 2012..

MACQUARIE AMERICAS CORP.

ATTEST BY:

/s/ Paul Beck	/s/ Brian Hughes
Signature	Signature

Paul Beck Executive Director	Brian Hughes Executive Director

JOINT FILING AGREEMENT AMENDMENT

Macquarie Group (US) Holdings No. 1 Pty Ltd. may be deemed to be a direct or indirect beneficial owner of the same equity securities for the purpose of the reporting requirements of Section 13(d) of the Securities Exchange Act of 1934, as amended, as the parties to the Joint Filing Agreement dated February 6th, 2012 and hereby agree to become a Macquarie party thereto by execution of the below counterpart to such agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement by their duly authorized officers on September 20, 2012.

Macquarie Group (US) Holdings No. 1 Pty Ltd

ATTEST BY:

/s/ Heidi Mortensen	/s/ Gus Wong
Signature	Signature

Heidi Mortensen Attorney-in-Fact	Gus Wong Attorney-in-Fact

Annex A— Delaware Investments Family of Funds

DELAWARE GROUP EQUITY FUNDS I

DELAWARE GROUP EQUITY FUNDS II

DELAWARE GROUP EQUITY FUNDS III

DELAWARE GROUP EQUITY FUNDS IV

DELAWARE GROUP EQUITY FUNDS V

DELAWARE GROUP INCOME FUNDS

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

DELAWARE GROUP CASH RESERVE

DELAWARE GROUP GOVERNMENT FUND

DELAWARE GROUP STATE TAX-FREE INCOME TRUST

DELAWARE GROUP TAX-FREE FUND

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

DELAWARE GROUP TAX-FREE MONEY FUND

DELAWARE GROUP ADVISER FUNDS

DELAWARE VIP TRUST

DELAWARE POOLED TRUST

DELAWARE GROUP FOUNDATION FUNDS

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

VOYAGEUR INSURED FUNDS

VOYAGEUR INTERMEDIATE TAX FREE FUNDS

VOYAGEUR MUTUAL FUNDS

VOYAGEUR MUTUAL FUNDS II

VOYAGEUR MUTUAL FUNDS III

VOYAGEUR TAX FREE FUNDS

DELAWARE INVESTMENTS COLORADO MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS NATIONAL MUNICIPAL INCOME FUND

DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.

Annex B — the Macquarie Parties

Macquarie Group Limited

Macquarie Bank Limited

Macquarie Affiliated Managers (USA) Inc.

Macquarie Affiliated Managers Holdings (USA) Inc.

Macquarie Americas Holdings Pty Ltd.

Macquarie B.H. Pty Limited

Macquarie FG Holdings Inc.

Macquarie Funding Holdings Inc.

Macquarie Investment Management Limited

Macquarie Americas Corp.

Macquarie Group (US) Holdings No. 1 Pty Ltd